                                                                      Exhibit 24

                            LIMITED POWER OF ATTORNEY

        The undersigned, being a person who will be subject to the reporting obligations of Section 16 of the Securities Exchange Act of 1934, as amended
(the "Act"), with respect to securities of CVR Refining, LP (the "Partnership"), hereby constitutes and appoints each of Edmund S. Gross and Susan M. Ball as the undersigned's true and lawful attorneys-in-fact and agents to execute and file for and on behalf of the undersigned Forms 3, 4, and 5 with the Securities and
Exchange Commission, and to perform all acts necessary in order to execute and file such Forms 3, 4, and 5, as applicable, as he or she, as applicable, shall deem appropriate. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Partnership, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

        This Limited Power of Attorney is executed as of November 28, 2012.

 /s/ Susan M. Ball
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 Susan M. Ball